Exhibit 10.1

Second Amendment
to the
Natural Resource Partners
Long-Term Incentive Plan
(as Amended and Restated)

     WHEREAS, GP Natural Resource Partners LLC (the “Company”) maintains the Natural Resource Partners Long-Term Incentive Plan (the “Plan”) for the purpose of granting Awards thereunder to eligible employees of the Company and its Affiliates who perform services for Natural Resource Partners L.P.; and

     WHEREAS, pursuant to Section 6(a) of the Plan, the Committee may amend the terms of the Plan; and

     WHEREAS, the Committee desires to amend the Plan to provide that payments made to Employees upon the vesting of Phantom Units be based on the average of the last reported sales price of the Units on the New York Stock Exchange over the prior 20 Trading Days (as defined below);

     NOW, THEREFORE, Section 2 of the Plan is amended by deleting the current definition of Fair Market Value and replacing it with the following definition, which shall read as follows:

     “Fair Market Value” means the average of the last reported sales prices for the 20 consecutive Trading Days before the date in question. The last reported sales price for each day shall be the last reported sale price regular way on the New York Stock Exchange or any other national securities exchange on which the Units are listed. In the event there is no sale of Units on the New York Stock Exchange or any other national securities exchange on which the Units are listed for the 20 consecutive Trading Days preceding such date, the determination of fair market value shall be made in good faith by the Committee. As used herein, the term “Trading Days” with respect to Units means if the Units are listed or admitted for trading on the New York Stock Exchange or any national securities exchange, days on which the New York Stock Exchange or such national securities exchange is open for business.”

     All terms used herein that are defined in the Plan shall have the same meanings given to such terms in the Plan, except as otherwise expressly provided herein.

     Except as amended and modified hereby, the Plan shall continue in full force and effect and the Plan and this instrument shall be read, taken and construed as one and the same instrument.

     Executed this 8th day of December, 2004.

GP Natural Resource Partners LLC

By: /s/ Wyatt L. Hogan

Name: Wyatt L. Hogan
Title: Vice President and General Counsel